Exhibit 23

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation

Downingtown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-131954 and Forms S-8 No. 333-78913, No. 333-121145, No. 333-125999, No. 333-126610, No. 333-138214 and No. 333-183318 of DNB Financial Corporation of our report dated March 23,  2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP Philadelphia, Pennsylvania March 23, 2015